EXHIBIT 10.6

USEC Inc.
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD NOTICE
(Incentive Restricted Stock Unit Awards)

USEC Inc., a Delaware corporation (the “Company”) hereby grants to                                    (“you” or the “Grantee”), an Award of Restricted Stock Units subject to and conditioned upon your agreement to the terms of this Award Notice, the Restricted Stock Unit Award Agreement, which is attached hereto as Exhibit A (the “Agreement”) and the USEC Inc. 2009 Equity Incentive Plan, as amended from time to time (the “Plan”), all of which are an integral part of and are hereby incorporated into this Restricted Stock Unit Award Notice. Capitalized terms used but not defined in this Award Notice or the Agreement shall have the meanings set forth in the Plan.

Grant Date

Number of Restricted Shares Granted

Vesting Schedule:

VESTING DATE	NUMBER OF RESTRICTED STOCK UNITS
VESTING
AS OF VESTING DATE
The first anniversary of the Grant Date	Restricted Stock Units

The second anniversary of the Grant Date	Restricted Stock Units

The third anniversary of the Grant Date	Restricted Stock Units

Subject to the provisions of the Agreement and the Plan, the Restricted Stock Units shall become vested and nonforfeitable in accordance with the Vesting Schedule shown above.

USEC Inc.

By:

By signing below and returning this Award Notice to the Company, you acknowledge receipt of the Agreement and the Plan; accept the Restricted Stock Units that have been granted to you; and agree to be bound by all of the provisions set forth in this Award Notice, the Agreement and the Plan.

ACKNOWLEDGED AND AGREED
BY:

Signature	Date

Enclosures:	Exhibit A: Non-Employee Director Restricted Stock Unit Award Agreement USEC Inc. 2009 Equity Incentive Plan

EXHIBIT A
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT
(Incentive Restricted Stock Unit Awards)

USEC Inc. (the “Company”) has granted to the Grantee an Award consisting of Restricted Stock Units, subject to the terms and conditions set forth herein and in the applicable Restricted Stock Unit Award Notice (the “Award Notice”). The Award has been granted to the Grantee pursuant to the USEC Inc. 2009 Equity Incentive Plan, as may be amended from time to time (the “Plan”). Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the applicable Award Notice or the Plan.

1. Vesting of Award. The Award of Restricted Stock Units will become vested only under the schedule stated in the applicable Award Notice, subject to Section 3 below.

2. Grant of the Award. The Award of Restricted Stock Units is subject to the terms and conditions set forth in this Agreement and the Plan as provided in the Award Notice.

(a) In addition, as of each date as of which the Company pays a dividend on Shares before the date (the “Payment Date”) payment is due in respect of the Restricted Stock Units in accordance with Section 3(a) hereof, the Company will grant to the Grantee an additional number of Restricted Stock Units (the “Dividend Equivalent Restricted Stock Units”) equal to (x) the product of (i) the dividend per Share payable on the record date relating to such dividend payment date, and (ii) the number of Restricted Stock Units held by the Grantee on such dividend payment date subject to this Agreement, divided by (y) the Fair Market Value of a Share on the dividend payment date. Dividend Equivalent Restricted Stock Units shall become vested (or be forfeited) at the same time and on the same conditions as the Restricted Stock Units to which they relate. Except as provided in this Section 2(a), Dividend Equivalent Restricted Stock Units will be subject to all of the terms and conditions of this Agreement and all references in this Agreement to Restricted Stock Units shall include Dividend Equivalent Restricted Stock Units unless the context requires otherwise.

(b) The number of Restricted Stock Units and any Dividend Equivalent Restricted Stock Units shall be subject to adjustment as provided in Section 16 of the Plan.

3. Vesting Acceleration and Forfeiture Events.

(a) Subject to subsection (b) below, to the extent not already vested or previously forfeited, Restricted Stock Units shall become vested and nonforfeitable upon the earliest to occur of: (i) the date the Grantee has a termination of service as defined in Section 18.2 of the Plan (“Termination of Service”) by reason of death, Disability or Retirement, or (ii) the date the Grantee has a Termination of Service other than for Cause coincident with or following a Change in Control of the Company.

(b) Notwithstanding subsection (a) above, in the event that the Grantee has a Termination of Service for Cause, all Restricted Stock Units held by the Grantee as of the date of such Termination of Service shall be canceled and forfeited for no consideration on the date of the Grantee’s Termination of Service.

4. Settlement of Restricted Stock Units. Within thirty (30) days after the Grantee’s Termination of Service, the Company shall pay to the Grantee (or his or her beneficiary, if applicable) Shares (or if applicable, the per-Share equivalents of cash, property or securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, which are substituted for Shares pursuant to Section 16 of the Plan) equal to the aggregate number of Restricted Stock Units then held by the Grantee.

5. Nontransferability. Except by will or under the laws of descent and distribution or as provided below, the Grantee shall not be permitted to sell, transfer, pledge, encumber, alienate or assign the Restricted Stock Units or any rights under this Agreement. The Grantee may transfer any vested Restricted Stock Units to members of his or her immediate family (as defined as his or her spouse, children or grandchildren) or to one or more trusts for the exclusive benefit of the Grantee or his or her immediate family members or partnerships in which the Grantee or his or her immediate family members are the only partners, if the transfer is approved by the Committee and the Grantee does not receive any consideration for the transfer. Without limiting the generality of the foregoing, except as provided above, the Restricted Stock Units and the Grantee’s rights under this Agreement may not be assigned, transferred, pledged, hypothecated or disposed of in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Restricted Stock Units of the Grantee’s rights under this Agreement contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon them, shall be null and void and without effect.

6. Beneficiary. The Grantee may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments hereunder which may be made following the Grantee’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form and manner established by the Committee and shall not be effective unless and until received by the Committee during the Grantee’s lifetime. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Grantee or (if other than a natural person) failed or ceased to exist, the beneficiary shall be the Grantee’s spouse or, if no spouse survives the Grantee, the Grantee’s estate.

7. No Rights as Stockholder. A Grantee shall have no right to vote Shares represented by Restricted Stock Units and shall have no rights as a stockholder of the Company with respect to Restricted Stock Units unless and until Shares are delivered to the Grantee in settlement of the Restricted Stock Units pursuant to Section 4.

8. No Right to Continued Service. Neither the Plan nor this Agreement shall confer on the Grantee any right to continued service with the Company.

9. No Trust Fund Created. Neither this Agreement nor any of the transactions contemplated hereby shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and the Grantee or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

10. No Fractional Shares. Dividend Equivalent Restricted Stock Units shall be determined and granted in fractional Restricted Stock Units where required by Section 2(a) but no fractional Shares shall be issued or delivered pursuant to this Agreement and on settlement of a Grantee’s Restricted Stock Units the value of any fractional shares shall be paid to the Grantee in cash.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

12. Amendments. Except as otherwise provided in this Agreement or in the Plan, this Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto, or by an instrument in writing signed unilaterally by the Company if the Company determines that such amendment is required by law, or required otherwise to comply with or obtain for the Grantee or the Company any benefits, or permits the Grantee or the Company to avoid any penalties or additional taxes, under the Code or other revenue law, or is otherwise appropriate.

13. Notices. Any notice, request, instruction or other document given under this Agreement shall be in writing and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee’s address as shown in the records of the Company. Either the Grantee or the Company may change such party’s address for notices by notice duly given pursuant to this Section.

14. Award Subject to Plan. This Award is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.